Exhibit 99(d)

ORDER FORM FOR PROSPECTUS DATED

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 2 or Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding, (iii) he is a U.S. citizen or other U.S. person; and (iv) the FATCA code(s) entered on this form (if any) indicating that he is exempt from FATCA reporting are correct. [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 2 BELOW HAS BEEN CHECKED]. For the applicable definition of a U.S. person, see http://www.irs.gov/pub/irs-pdf/fw9.pdf.

1.	INVESTMENT

(a) This is an (check one):
For custodial held accounts:	☐	Initial Investment (Minimum $2,000 or $2,500 for NY non-IRA investments)
If funding the custodial account, checks	☐	Additional Investment
should be made payable to the custodian
and sent, with a completed copy of	(b) Amount of Investment: $
the order form, directly to the custodian
for further processing.	(c) Payment will be made with:
	☐	Enclosed check
For all other investments, either:	☐	Funds wired
	☐	Funds to follow
(a) Attach a check - Make check payable
to: UMB Bank, N.A., as Escrow Agent for Carey Credit Income Fund - I
Cash, cashier's checks/official bank checks in
bearer form, foreign checks, money orders,
third party checks, and/or traveler's checks
will not be accepted. OR
(b) Wire funds
Contact W. P. Carey Investor Relations at 1-800-WP CAREY (972-2739) for wire instructions

2.	INVESTOR INFORMATION

In order to meet their obligations under Federal	Name of Investor or Trustee:	Social Security Number/TIN:	Date of Birth:
law, a Broker/Dealer or Investment Advisor
can obtain, verify and record information that

identifies each investor who opens an account.
Name(s) and address will be recorded exactly	Name of Joint Investor or Trustee (if applicable):	Social Security Number/TIN:	Date of Birth:
as printed. Please print name(s) in which shares
are to be registered.

A residential address must be provided.	Residential Address:
No P.O. Boxes.

	City:	State:	ZIP:

	Home Phone:	Alternate Phone:

Email Address:

Investors enrolled in electronic delivery may request paper copies of any document delivered electronically.
GO PAPERLESS Sign below if you would like to receive your correspondence relating to your W. P. Carey investment(s) at the e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

Signature of Investor/Trustee:

Investor's Account Number with Broker/Dealer (if any)

☐	Check this box if you are a	☐	Check this box if you are a	☐	Check this box if you are subject to
	resident alien		non-resident alien (Form		withholding
W-8BEN required)
Exemption payee code (if any)
Exemption from FATCA reporting code (if any)

Mail original order form to: CCIF - I, c/o DST Systems, Inc., as Agent for UMB Bank	8/2015
Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105	Page 1 of 4

3.	FORM OF OWNERSHIP

Non-Qualified Account
Important: Please choose one option, either	☐	Individual	☐	Joint Tenants with Right of Survivorship	☐	Uniform Gift to Minors Act or the
within the "Non-Qualified Account" section,		☐ Transfer on Death		☐ Transfer on Death		Uniform Transfers to Minors Act/State
or within the "Qualified Account" section.				Both investors must sign and initial in Section 6		of Custodian signature required in Section 6
For Transfer on Death:
Requires Transfer on Death form	☐	Community Property All parties must sign and initial in Section 6	☐	Tenants in Common All parties must sign and initial in Section 6	☐	Other Please specify

Trust Ownership
Trust or Grantor must sign and initial in Section 6. Include a copy of the title and signature pages of the trust instrument
	☐	Taxable Trust	☐	Tax-Exempt Trust
Name of Trust
	Tax ID #			Date Established
For Entity Ownership:	Entity Ownership
Please ensure supplemental documents are	Name of (Retirement Plan, Corporation, Partnership, Other) Entity
enclosed with your order form as indicated below the applicable entity type.	Tax ID #			Date Established
	☐	Pension or Profit Sharing Plans ☐ Taxable ☐ Exempt Under §501A
Authorized signature required in Section 6. Trusteed plans should include a copy of the plan documents showing the name of Plan, name of Trustee(s) and signature of Trustee(s)
	☐	Corporation ☐ S-Corp ☐ C-Corp (will default to S-Corp if not checked)
Authorized signature required in Section 6. Include an appropriate corporate resolution or secretary's certificate indicating the names and signatures of the authorized signatories
	☐	Partnership
Authorized signature required in Section 6. Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories
	☐	Non-Profit Organization
	☐	Other Please specify

Qualified Account
	☐	Traditional IRA ☐ ROTH IRA ☐ SEP IRA ☐ Rollover IRA ☐ Beneficial IRA
Beneficial IRA Decedent Name

4.	CUSTODIAN INFORMATION

For Accounts with Custodian:

Send ALL paperwork to the custodian.

Make check payable to custodian if funding
custodial account.

Custodial signature and medallion signature
guarantee is required in section 7.

Custodian Information: Custodian Name: Mailing Address: City/State/ZIP:	To be completed by the Custodian: Custodian Tax ID #: Custodian Account #: Custodian Phone #:

5.	DISTRIBUTION PAYMENT OPTIONS

	(a)	☐	Mail to Investor Address shown in Section 2 (FOR NON-CUSTODIAL ACCOUNTS)
Distribution payee will default to option (a)		☐	Pay to Custodial Account (FOR ACCOUNTS WITH CUSTODIAN)
if no selection is made
	(b)	☐	Reinvest distributions pursuant to the DRIP:
Cash distributions for custodian and brokerage			The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the DRIP as described in
accounts will be sent to the custodian of record			the prospectus, as supplemented.
unless the investor participates in the Distribution
Reinvestment Plan.	(c)	☐	Distributions directed to:	☐ Via Electronic Deposit (ACH* – Complete information below)
☐ Checking – Attach voided check ☐ Savings

Distribution Reinvestment: Investor agrees to notify
CCIF - I and its Broker/Dealer or Investment Advisor
if, at any time, it no longer meets the suitability
standards as outlined in the prospectus and any
supplements thereto.

Bank, Brokerage Firm or Person: Mailing Address: City/State/ZIP: Account #: Bank ABA # (FOR ACH ONLY) :

I authorized UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify W. P. Carey's Investor Relations Department or DST Systems, Inc., the transfer agent for CCIF - I, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit.

Mail original order form to: CCIF - I, c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105	8/2015 Page 2 of 4

6.	SIGNATURE OF INVESTOR(S)

Please separately initial each of the applicable representations.	In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:
	Investor	Joint Investor
Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing	☐ Initials	☐ Initials	(a)	I acknowledge receipt of a final Prospectus, whether over the internet, on a CD-ROM, a paper copy, or any other delivery method, at least five (5) business days prior to investor signature below.
on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.	☐ Initials	☐ Initials	(b)	I hereby certify that I have (a) a net worth (exclusive of home, furnishing and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."
Please review the "Suitability Standards" section of the prospectus to review any additional suitability requirements imposed by the investor's primary state of residence.	☐ Initials	☐ Initials	(c)	I am purchasing the shares for my own account or in a fiduciary capacity.
Original initials and signatures are required to complete purchase.	☐ Initials	☐ Initials	(d)	I acknowledge that the shares are not liquid.

Investors in the following states must meet the additional suitability requirement imposed by their primary state of residence as set forth in the	☐ Initials	☐ Initials	(e)	For Alabama residents only: I acknowledge that Alabama investors must have a liquid net worth of at least ten times their investment in CCIF-I and its affiliated programs.
prospectus under "Suitability Standards AL, CA, ID, IA, KS, KY, MA, ME, NE, NM, NJ, ND, OH, OK, TN, TX and VT." Investors in AL, KS, KY, ME, NE, NJ, OH and TX must initial specific representations.	☐ Initials	☐ Initials	(f)	For Kansas residents only: I acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-exchange listed business development companies. Liquid net worth is defined as the portion of net worth that consists of cash and cash equivalents and readily marketable securities.
	☐ Initials	☐ Initials	(g)
For Kentucky residents only: I acknowledge that Kentucky residents must have either (a) a minimum net worth of at least $85,000 and a minimum annual gross income of at least $85,000 or (b) a minimum net worth of $300,000. In addition, a Kentucky resident's investment in our Shares or the shares of our affiliated, non-publically traded business development companies may not exceed ten percent (10%) of his or her net worth. "Liquid net worth" shall be defined as that portion of a person's net worth (total assets, exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
	☐ Initials	☐ Initials	(h)
For Maine residents only: I acknowledge the Maine Office of Securities recommends that an investor's aggregate investment in this offering or similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consist of cash, cash equivalents, and readily marketable securities.
	☐ Initials	☐ Initials	(i)	For Nebraska residents only: I acknowledge that a Nebraska resident must limit his or her investments in CCIF-I's Shares to a maximum of 10% of his or her net worth.
	☐ Initials	☐ Initials	(j)
For New Jersey residents only: I acknowledge that I must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.
	☐ Initials	☐ Initials	(k)
For Ohio residents only: I acknowledge that an Ohio investor's aggregate investment in this offering and in other illiquid direct participation programs (including real estate investment trusts, other business development companies, oil and gas programs, equipment leasing programs, and commodity pools) may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
	☐ Initials	☐ Initials	(l)
For Texas residents only: I acknowledge that Texas residents must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $100,000 or (b) a minimum liquid net worth of $250,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

NOTICE TO INVESTORS: Any person selling shares on behalf of CCIF-I may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until CCIF-I has issued written confirmation of purchase to the investor.
By signing below, it is also acknowledged that:

•

An investment in the shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.

•

You will not have access to the money you invest for an indefinite period of time.

•

You will not be able to sell your shares regardless of how the Company performs.

•

Because you will be unable to sell your shares, you will be unable to reduce your exposure to any market downturn.

•

The Company does not intend to list the shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the shares to develop.

•

The Company has implemented a share repurchase program, but only a limited number of shares are eligible for repurchase. In addition, any such repurchases will be at an at least 10% discount to the current offering price in effect on the date of repurchase.

•

The Company's distributions in its initial year of investment operations may not be based on its investment performance, but may be supported by the Company's Advisor in the form of operating expense support payments. The Company will be obligated to repay its Advisors and these repayments will reduce the future distributions that you should otherwise receive from your investment.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Investor Signature(s):

Signature of Investor/Trustee:	Date:

Signature of Joint Investor/Trustee (if applicable):	Date:

Mail original order form to: CCIF - I, c/o DST Systems, Inc., as Agent for UMB Bank	8/2015
Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105	Page 3 of 4

7.	CUSTODIAN SIGNATURE

Custodian Signature (if applicable):
Only complete for Custodial Investments. For Non-Custodial Investments, proceed to Section 8.	Signature of Custodian:	Date:

Ensure custodian information has been completed in Section 4.	Custodian Medallion Signature Guarantee as Agent

8.	REGISTERED REPRESENTATIVE INFORMATION

Registered Representative(s) Name(s):

Broker/Dealer Name:

Only one Representative Number/ID should be provided.	Representative Number/ID:	FINRA CRD Number (if applicable):

Registered Representative Address:

	City:	State:	ZIP:

	Telephone Number:	Email Address:

The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor at least five business days prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity, acting in its capacity as agent, SEC Registered Broker/Dealer, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document.

Registered Representative Signature(s):

If joint representative ID entered above, only one registered representative must sign.	Signature of Registered Representative or Advisor:	Date:

Please complete this form and mail the original to:

REGULAR MAIL:	OVERNIGHT DELIVERY:

Carey Credit Income Fund - I c/o DST Systems, Inc. as Agent for UMB Bank P.O. Box 219145 Kansas City, MO 64121-9145	Carey Credit Income Fund - I c/o DST Systems, Inc. as Agent for UMB Bank 430 W. 7th St Suite 219145 Kansas City, MO 64105

Should you have any questions, please call W. P. Carey at 1-800-WP CAREY

8/2015